Exhibit 4.1

SERIES B WARRANT

No. 2012B-001	September 27, 2012

To Purchase 531,915 Shares of Common Stock of

INNOVARO, INC.

Innovaro, Inc., a Delaware corporation (the “Company”), certifies that JJJ Family LLLP (“Holder”) is entitled, on the terms and subject to the conditions and adjustments set forth in this Series B Warrant (the “Warrant”), to acquire from the Company, in whole or in part, from time to time, up to five hundred thirty one thousand nine hundred fifteen (531,915) fully paid and nonassessable shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a purchase price equal to the Exercise Price, as provided herein, provided, however, that such purchase rights must be exercised, if at all, no earlier than 5:00 p.m. Tampa, Florida time on the six month anniversary of the date hereof (the “Effective Time”) and no later than 5:00 p.m. Tampa, Florida time on the five year anniversary of the Effective Time (the “Expiration Time”). The Exercise Price shall be equal to $0.47 per Share. The number of Shares to which this Warrant relates, type of security and Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. This Warrant is issued pursuant to the Securities Purchase Agreement dated the same date as this Warrant, between the Company and Holder.

1. Exercise of Warrant.

a. Generally. The purchase rights represented by this Warrant are exercisable by Holder, in whole or in part, at any time, or from time to time, after the Effective Time and prior to the Expiration Time, by the surrender of this Warrant and the Notice of Exercise attached hereto, all duly completed and executed on behalf of Holder, at the office of the Company at the address stated in Section 12 hereof or such other office or agency of the Company as it may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company, and upon payment of the Exercise Price for the Shares thereby purchased in cash, by certified or cashier’s check payable to the order of the Company or by wire transfer to the Company in an amount equal to the Exercise Price for the Shares thereby purchased. Thereupon, Holder as holder of this Warrant shall be entitled to receive from the Company the number of Shares so purchased, and so long as it is prior to the Expiration Time, a new Warrant and Notice of Exercise in substantially identical forms and dated as of the date of such exercise for the purchase of that number of Shares equal to the number of Shares subject hereto less the cumulative number of Shares as to which this Warrant and any previous Warrant hereunder is or has been so exercised.

b. Net Issue Election. In lieu of paying all or a portion of the Exercise Price in cash, Holder may elect to receive, without the payment by Holder of any additional consideration, Shares equal to the value of this Warrant or any portion hereof, as determined below, by the surrender of this Warrant or such portion to the Company, with the Notice of Exercise duly completed and executed by Holder, at the principal office of the Company. Thereupon, the Company shall issue to such Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

X =	Y (A - B)
A

where:

X = the number of shares to be issued to Holder pursuant to this Section.

Y = the number of Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section.

A = the Fair Market Value (as defined below) of one Share at the time the net issue election is made pursuant to this Section.

B = the Exercise Price under this Warrant at the time the net issue election is made pursuant to this Section, based on the election made by Holder.

As used in this Warrant, the term “Fair Market Value” means:

1. if the Company’s Common Stock is traded on a national securities exchange, the fair market value shall be deemed to be the closing price of the Common Stock on the date immediately preceding the date of exercise of this Warrant; or

2. if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the closing price of the Common Stock on the date immediately preceding the date of exercise of this Warrant; or

3. if neither (1) nor (2) is applicable, the fair market value shall be the highest price per share which the Company could obtain on the date of calculation from a willing buyer in an arms’ length transaction for the Shares sold by the Company from authorized but unissued shares, as agreed by the Company and Holder.

2. Mechanics of Exercise.

a. Issuance of Shares. Within a reasonable time after the date on which this Warrant has been exercised by the Holder, the Company shall (i) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Deposit/Withdrawal at Custodian (“DWAC”) system, upon the request of the Holder, credit such aggregate number of Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its DWAC system, (ii) if the

Transfer Agent is not participating in the DWAC system, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, or (iii) deliver the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise in any other manner as agreed upon by the Company and the Holder. The Company represents and warrants that all Shares that may be issued upon the exercise of this Warrant have been duly and validly authorized by all requisite corporate action of the Company and when issued in accordance with this Warrant, will be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon Holder as holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company shall take all such action as may be necessary to assure that the Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Shares of the Company may be listed.

b. Holder’s Exercise Limitations. Notwithstanding any other provision hereof or of the Purchase Agreement, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock) shall the Holder be entitled to exercise any portion of this Warrant to the extent that, after such exercise, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrant to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee’s or assignee’s specific agreement to be bound by the provisions of this Section as if such transferee or assignee were the original Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Purchaser so as to thereafter permit the continued exercise of this Warrant. Nothing herein shall prevent the Holder from acquiring shares of Common Stock outside of this Warrant.

3. No Rights as Shareholder. This Warrant does not entitle Holder as a holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

4. Charges, Taxes and Expenses. Issuance of certificates, if any, for Shares upon the exercise of this Warrant shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which charges, taxes and expenses shall be paid by the Company.

5. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by Holder as the registered holder at the office of the Company, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain a registry showing the name and address of Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

7. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

8. Adjustments and Termination of Rights. The purchase price per Share and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

a. Reclassification, Recapitalization, etc. If the Company at any time shall, by reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change.

b. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

c. Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock of shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

d. Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Section 8(b) or 8(c) hereof, the number of Shares purchasable hereunder shall be adjusted to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

e. Other Action Affecting Shares. In case the Company shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the above Sections 8(a)-(d) which would have an inequitable effect on Holder, the Exercise Price and/or the number of Shares purchasable hereunder shall be adjusted in such manner and at such time as the Company’s Board of Directors determines in good faith to be equitable in the circumstances.

9. Notice of Adjustments, Notices. If the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Section 8 hereof, the Company shall issue and provide to Holder as holder of this Warrant a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

10. Governing Law; Remedies. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles. Any dispute arising under or in connection with this Warrant shall be subject to the exclusive jurisdiction of the state and/or federal courts located in Hillsborough County, Florida. The prevailing party in any legal dispute arising under or in connection with this Warrant shall be entitled to collect from the non-prevailing party all of its costs and reasonable attorney’s fees.

11. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and Holder as holder hereof.

12. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by facsimile at or before 5:00 p.m. local time of the recipient with evidence of receipt, (b) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt or (c) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for Holder set forth in the registry maintained by the Company pursuant to Section 5 hereof or at such other address and/or facsimile number and/or to the attention of such other person as the Company or Holder may designate by ten-day advance written notice.

Notice Address for the Company:

Innovaro, Inc.

2109 Palm Avenue

Tampa, FL 33605

Attention: Carole Wright

Facsimile Number: (813) 754-2383

13. Entire Agreement. This Warrant and the form attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

14. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but it will at all times in good faith assist in the carrying out of all of the provisions of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: as of September 27, 2012

INNOVARO, INC.

By:
Name:
Title:

NOTICE OF EXERCISE (SERIES B)

To:	INNOVARO, INC.

1. The undersigned hereby elects to purchase                      shares (the “Shares”) of Common Stock, par value $0.01 per share, of Innovaro, Inc. (the “Company”) pursuant to the terms of the attached Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

2. The undersigned hereby intends that payment of the Exercise Price shall be made:

             a cash exercise with respect to                  Shares

             a cashless exercise with respect to                  Shares

3. In the event that the undersigned has elected a cash exercise with respect to some or all of the Shares to be issued pursuant hereto, the undersigned shall pay the aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

4. The Company shall deliver to the undersigned                  Shares in accordance with the terms of the Warrant.

[Name]

[Date]	[Signature]